UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2022

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Indiana
(State or other jurisdiction of incorporation)
1-8644
(Commission File Number)
35-1575582
(IRS Employer Identification No.)
One Monument Circle
Indianapolis, Indiana 46204
(Address of principal executive offices, including zip code)
317-261-8261
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers.

On January 25, 2022, The AES Corporation (“AES”), a parent company of IPALCO Enterprises, Inc. (“IPALCO”), and Lisa Krueger mutually determined that Ms. Krueger will cease to serve in her role as AES’ Executive Vice President and President, U.S. and Utilities SBU on January 25, 2022 in connection with an internal reorganization. For additional information about Ms. Krueger’s departure and her separation arrangements with AES, please see Item 5.02 of AES' Current Report on Form 8-K filed on January 26, 2022, which is incorporated by reference herein.

In connection with Ms. Krueger ceasing her executive position with AES, Ms. Krueger resigned from the Board of Directors of IPALCO on January 25, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    IPALCO Enterprises, Inc.

Date: January 26, 2022	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	Vice President and General Counsel